SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 20, 2003

                                  Bluefly, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                    001-14498              13-3612110
(State or other jurisdiction    (Commission File Number)    (IRS Employer
    of incorporation)                                    Identification Number)

42 West 39th Street, New York, New York                     10018
(Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (212) 944-8000

    ------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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ITEM 5. OTHER EVENTS.

        On October 20, 2003, Bluefly, Inc. (the "Company") announced that it had issued and sold $2 million of convertible promissory notes to affiliates of Soros Private Equity Partners.

The text of the press release relating to such investment is attached hereto as
Exhibit 99.1. The Note Purchase Agreement entered into in connection with such transaction, and the Promissory Notes issued thereunder, are attached hereto as Exhibits 99.2, 99.3 and 99.4, respectively. Each of such Exhibits is incorporated herein by reference.

ITEM 7. FINANCIAL INFORMATION AND EXHIBITS.

(c)     Exhibits

99.1    Press release issued by the Company on October 20, 2003.
99.2 Note Purchase Agreement, dated as of October 17, 2003, by and among the Company and the Investors listed on Schedule 1 thereto.
99.3 Promissory Note, dated October 17, 2003, issued to SFM Domestic Investments LLC.
99.4 Promissory Note, dated October 17, 2003, issued to Quantum Industrial Partners LDC.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BLUEFLY, INC.
                                       (Registrant)


Date: October 20, 2003                 By:    /s/ Patrick C. Barry
                                              --------------------
                                       Name:  Patrick C. Barry
                                       Title: Chief Operating Officer and Chief
                                              Financial Officer

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                                INDEX TO EXHIBITS

Exhibit No.

99.1    Press release issued by the Company on October 20, 2003.
99.2 Note Purchase Agreement, dated as of October 17, 2003, by and among the Company and the Investors listed on Schedule 1 thereto.
99.3 Promissory Note, dated October 17, 2003, issued to SFM Domestic Investments LLC.
99.4 Promissory Note, dated October 17, 2003, issued to Quantum Industrial Partners LDC.